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                                                                     EXHIBIT 5.1

                                                                        621-0200



                       [ Baker & Hostetler Letterhead ]

                                October 22, 1996



Boykin Lodging Company
Terminal Tower
Suite 1500
50 Public Square
Cleveland, Ohio  44113


Gentlemen:

                  As counsel for Boykin Lodging Company, an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-11, as amended (the "Registration Statement"), first filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on June 19, 1996, with respect to 9,516,250 of the Company's Common Shares, without par value (the "Common Shares"), including 8,275,000 Common Shares to be sold to the underwriters (the "Firm Shares") and an additional 1,241,250 Common Shares subject to an over-allotment option granted to the underwriters by the Company (the "Additional Shares").

                  In connection with the foregoing, we have examined (a) the Amended and Restated Articles of Incorporation and the Code of Regulations of the Company, (b) the proposed form of Underwriting Agreement filed as an exhibit to the Registration Statement (the "Underwriting Agreement") with respect to the Common Shares, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based upon such examination, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the state of Ohio.

                  2. The Firm Shares and the Additional Shares to be sold by the Company have been duly authorized and, when issued and sold pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) and in the manner


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Boykin Lodging Company
October 22, 1996
Page 2

                           contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.



                                             Very truly yours,

                                            -------------------------------
                                            /s/ Baker & Hostetler